UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2020

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2020, The Howard Hughes Corporation (the “Company”) entered into a supplemental indenture (the “2020 First Supplemental Indenture”) by and among HH Woodlands Tower Holdings, LLC, a Delaware limited liability company (“Woodlands Tower”), API/HHC Lake Robbins Holding Company, LLC, a Delaware limited liability company (“API/HHC”), each as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, to amend that certain indenture governing the 5.375% senior notes due 2028 (the “2028 Notes”), dated as of August 18, 2020, by and among the Company, as issuer, HHC Warehouse Holdings Company, LLC, a Delaware limited liability company, HH Warehouse Land Holdings, LLC, a Delaware limited liability company, each as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee (the “2020 Indenture”).

The 2020 First Supplemental Indenture provides that Woodlands Tower and API/HHC, as subsidiary guarantors, will be bound by the terms of the 2020 Indenture, will jointly and severally provide a guarantee of all payment obligations arising under the 2028 Notes, and will each be unconditionally and automatically released as a guarantor upon, among other events, each such entity no longer being the borrower or a guarantor under certain credit facilities or other forms of indebtedness of the Company.

On October 2, 2020, the Company entered into a supplemental indenture (the “2017 Third Supplemental Indenture”) by and among Woodlands Tower and API/HHC, each as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, to amend that certain indenture governing the 5.375% senior notes due 2025 (the “2025 Notes”), dated as of March 16, 2017, by and between the Company and Wells Fargo Bank, National Association, as trustee (as supplemented by a first supplemental indenture thereto, dated as of June 15, 2017, and a second supplemental indenture thereto, dated as of August 18, 2020, and as so supplemented, the “2017 Indenture”).

The 2017 Third Supplemental Indenture provides that Woodlands Tower and API/HHC, as subsidiary guarantors, will be bound by the terms of the 2017 Indenture, will jointly and severally provide a guarantee of all payment obligations arising under the 2025 Notes, and will each be unconditionally and automatically released as a guarantor upon, among other events, each such entity no longer being the borrower or a guarantor under certain credit facilities or other forms of indebtedness of the Company.

The preceding descriptions of the 2020 First Supplemental Indenture and the 2017 Third Supplemental Indenture are summaries and are qualified in their entirety by, respectively, the 2020 First Supplemental Indenture, filed as Exhibit 4.1 hereto, and the 2017 Third Supplemental Indenture, filed as Exhibit 4.2 hereto, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of October 2, 2020, to the indenture dated as of August 18, 2020, among The Howard Hughes Corporation, HH Woodlands Tower Holdings, LLC, API/ HHC Lake Robbins Holding Company, LLC and Wells Fargo Bank, National Association, as trustee.
4.2	Third Supplemental Indenture, dated as of October 2, 2020, to the indenture dated as of March 16, 2017, as first supplemented on June 15, 2017 and as further supplemented on August 18, 2020, among The Howard Hughes Corporation, HH Woodlands Tower Holdings, LLC, API/ HHC Lake Robbins Holding Company, LLC and Wells Fargo Bank, National Association, as trustee.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2020

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel